EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

MULTI-FINELINE ELECTRONIX, INC.

I.    NAME

The name of the corporation is Multi-Fineline Electronix, Inc.

II.    PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.    AGENT FOR SERVICE OF PROCESS

The name and address in this state of the corporation’s initial agent for service of process are:

Shu-Yuan Lee

3110 Joy Street, West Covina, California 91791

IV.    STOCK

The corporation is authorized to issue only one class of shares, which shall be designated “common shares,” having a total number of twenty five million (25,000,000) shares.

V.    PREEMPTIVE RIGHTS

The shareholders of this corporation shall have the preemptive right to subscribe to any and all issues of shares or securities of this corporation.

Execution

IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorporation on October 11, 1984.

/s/ Shuyuan Lee

Shu-Yuan Lee

Declaration

I hereby declare that I am the person whose name is subscribed below and who has executed the foregoing Articles of Incorporation, which execution is my act and deed.

Executed on October 11, 1984 at West Covina, California.

/s/ Shuyuan Lee

Shu-Yuan Lee

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

MULTI-FINELINE ELECTRONIX, INC.

A California Corporation

DAVID K.D. HSU, M.D. and HAI-LUN HSU certify that:

1. They are the Chairman of the Board of Directors and the Secretary respectively of MULTI-FINELINE ELECTRONIX, INC., a California corporation.

2. The Board or Directors of MULTI-FINELINE ELECTRONIX, INC. has approved the deletion of Article V of the Articles of Incorporation containing the following provisions:

“V. PREEMPTIVE RIGHTS

The Shareholders of this Corporation shall have the preemptive right to subscribe to any and all issues of shares or securities of this Corporation.”

3. The amendment has been approved by the required vote of the Shareholders in accordance with Section 902 of the California Corporations Code. The Corporation has one class of stock. Each share is entitled to one vote. Nine million (9,000,000) shares were outstanding as of the date of this action. The total number of shares voting in favor of the amendment exceeded the vote required in that the affirmative vote of at least two-thirds of the outstanding shares was required, and the number of common shares voting for the amendment was 6,050,382 shares which is 67.22% of the shares entitled to vote.

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his or her own knowledge and that this declaration was executed on February 27, 1987 at Irvine, California.

/s/ Kar Ding David Hsu

DAVID K.D. HSU, M.D.
Chairman of the Board

/s/ Hai L. Hsu

HAI-LUN HSU
Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

MULTI-FINELINE ELECTRONIX, INC.

PHILIP A. HARDING and MICHAEL A. SEIN certify that:

1. They are the President and Secretary, respectively, of MULTI-FINELINE ELECTRONIX, INC., a California corporation.

2. Article IV of the Articles of Incorporation of this corporation are stricken in their entirety and amended to read as follows:

IV.    STOCK

“This corporation is authorized to issue only one class of shares of stock having a total number of fifty million (50,000,000) shares.”

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is currently nineteen million fifty-six thousand five hundred twenty-two (19,056,522). The number of shares voting in favor of the Amendment was seventeen million two hundred fifty-five thousand nine hundred sixty (17,255,960), which number equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

/s/ Philip A. Harding

PHILIP A. HARDING, President

/s/ Michael A. Sein

MICHAEL A. SEIN, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge. Executed at Anaheim, California, on this 12th day of September, 1987.

/s/ Philip A. Harding

PHILIP A. HARDING

/s/ Michael A. Sein

MICHAEL A. SEIN

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

MULTI-FINELINE ELECTRONIX, INC.

PHILIP A. HARDING certifies that:

1. He is the President and Secretary of MULTI-FINELINE ELECTRONIX, INC., a California corporation.

2. The Shareholders and Directors of MULTI-FINELINE ELECTRONIX, INC. have approved the following amendment to Article IV of the Articles of Incorporation of said Corporation:

“IV. STOCK.

“This corporation is authorized to issue only one class of shares of stock having a total number of one hundred million (100,000,000) shares.”

3. The corporation has issued thirty-two million eight hundred ninety-nine thousand six hundred ninety-two (32,899,692) shares of common capital stock. This Amendment was approved by a majority of the outstanding shares in accordance with Section 903 of the California Corporations Code. The total number of outstanding shares of the Corporation prior to the effective date of this Amendment is thirty-two million eight hundred ninety-nine thousand six hundred ninety-two (32,899,692). The number of shares voting in favor of the Amendment exceeded the vote required. The percentage vote required was more than fifty percent (50%).

4. All remaining provisions of the Articles shall remain the same.

/s/ Philip A. Harding

PHILIP A. HARDING

The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on October 25, 1988 at Anaheim, California.

/s/ Philip A. Harding

PHILIP A. HARDING

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

MULTI-FINELINE ELECTRONIX, INC.

PHILIP A. HARDING certifies that:

1. He is the President and Secretary of MULTI-FINELINE ELECTRONIX, INC., a California corporation.

2. The Shareholders and Directors of MULTI-FINELINE ELECTRONIX, INC. have approved the following amendment to Article IV of the Articles of Incorporation of said Corporation:

“IV. STOCK.

“This corporation is authorized to issue only one class of shares of stock having a total number of one million (1,000,000) shares. Following the completion of the reverse stock split effected by this amendment, each 100 shares shall be converted to 1 share of the same class.”

3. The corporation has issued thirty-two million eight hundred ninety-nine thousand six hundred ninety-two (32,899,692) shares of common capital stock. This Amendment was approved by a majority of the outstanding shares in accordance with Section 903 of the California Corporations Code. The total number of outstanding shares of the Corporation prior to the effective date of this Amendment is thirty-two million eight hundred ninety-nine thousand six hundred ninety-two (32,899,692). The total number of outstanding shares of the Corporation after the effective date of this Amendment shall be three hundred twenty-eight thousand nine hundred ninety-six (328,996). The number of shares voting in favor of the Amendment exceeded the vote required. The percentage vote required was more than fifty percent (50%).

4. All remaining provisions of the Articles shall remain the same.

/s/ Philip A. Harding

PHILIP A. HARDING

The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on October 26, 1988 at Anaheim, Orange County, California.

/s/ Philip A. Harding

PHILIP A. HARDING

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

MULTI-FINELINE ELECTRONIX, INC.

PHILIP A. HARDING and CRAIG M. RIEDEL certify that:

1.	They are the President and Secretary, respectively, of MULTI-FINELINE ELECTRONIX, INC., a California corporation.

2.	Article IV of the articles of incorporation of this corporation are hereby amended to read as follows:

“IV. STOCK.

“This corporation is authorized to issue only one class of shares of stock having a total number of ten million (10,000,000) shares.”

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations code. The total number of outstanding shares of the corporation is 781,353. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

DATE: June 20, 2003

/s/ Philip A. Harding

PHILIP A. HARDING, President

/s/ Craig M. Riedel

CRAIG M. RIEDEL, Secretary